UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 5, 2014

EVERCORE PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32975	20-4748747
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

55 East 52nd Street

New York, New York 10055

(Address of principal executive offices)

(212) 857-3100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) Evercore Partners Inc. held its annual meeting of stockholders on June 5, 2014.

(b) Stockholders voted on the matters set forth below.

1. The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following final tabulation of votes:

Roger C. Altman	For	21,247,568
	Withheld	13,035,040
	Broker non-votes	3,174,143

Pedro Aspe	For	21,670,380
	Withheld	12,612,228
	Broker non-votes	3,174,143

Richard I. Beattie	For	11,609,821
	Withheld	22,672,787
	Broker non-votes	3,174,143

Francois de Saint Phalle	For	28,332,854
	Withheld	5,949,754
	Broker non-votes	3,174,143

Gail B. Harris	For	30,767,278
	Withheld	3,515,330
	Broker non-votes	3,174,143

Curt Hessler	For	33,712,493
	Withheld	570,115
	Broker non-votes	3,174,143

Robert B. Millard	For	30,821,381
	Withheld	3,461,227
	Broker non-votes	3,174,143

Ralph L. Schlosstein	For	22,451,014
	Withheld	11,831,594
	Broker non-votes	3,174,143

2. The resolution to approve, on a non-binding, advisory basis, the compensation paid to our Named Executive Officers was approved, based upon the following final tabulation of votes:

For	32,723,223
Against	1,543,717
Abstain	15,668
Broker non-votes	3,174,143

3. The appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Evercore Partners Inc. for the year 2014 was ratified, based upon the following final tabulation of votes:

For	35,907,675
Against	1,542,735
Abstain	6,341
Broker non-votes	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EVERCORE PARTNERS INC.

By:	/S/ ADAM B. FRANKEL
Name:	Adam B. Frankel
Title:	General Counsel

Dated: June 6, 2014